UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2010

ATLANTIC COAST FEDERAL CORPORATION
(Exact name of Registrant as specified in its charter)

Federal	000-50962	59-3764686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
505 Haines Avenue, Waycross, Georgia 31501
(Address of principal executive offices)

(800) 342-2824
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 22, 2010, the Board of Directors of Atlantic Coast Federal Corporation (the "Company") named Jay Sidhu Executive Chairman, succeeding former Chairman Charles E. Martin, Jr.  Sidhu (age 58) is currently Chairman and CEO of Customers 1st Bank, headquartered in Phoenixville, Pennsylvania, and also the Chairman and CEO of Sidhu Advisors, LLC, a financial services consulting company, will be responsible for the overall business objectives and strategic direction of the Company.  Sidhu served as Chairman and CEO of Philadelphia-based Sovereign Bank, where he was employed from 1986 until 2006.

Martin remains a member of the Board and will now serve as Lead Independent Director.  As Lead Independent Director, he will contribute to the Company's continued efforts to fulfill its corporate governance responsibilities to stockholders.

The Board also named Forrest W. Sweat, Jr., a director and a partner in the law firm of Walker & Sweat in Waycross, Georgia, as Vice-Chairman of the Board.

The Company expects to finalize its contractual arrangements with Sidhu in the next few weeks.

The full text of the press release announcing Sidhu's appointment to the position of Executive Chairman is set forth in Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
99.1	Press release dated May 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FEDERAL CORPORATION

Date:	May 27, 2010	By:	/s/	Robert J. Larison, Jr.
Robert J. Larison, Jr.
President and Chief Executive Officer
(Duly Authorized Representative)

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)
99.1	Press release dated May 27, 2010